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                                                                     EXHIBIT 1.1

                                12,915,000 Shares

                               VISION ENERGY, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT



                                                         ___________ ____, 2000


CIBC World Markets Corp.
A.G. Edwards & Sons, Inc.
Southcoast Capital L.L.C.
c/o CIBC World Markets Corp.
One World Financial Center
New York, New York  10281

On behalf of the Several
Underwriters named on
Schedule I attached hereto.

Ladies and Gentlemen:

                  Vision Holdings LLC, a Delaware limited liability company (the "Selling Stockholder") and wholly owned subsidiary of Seitel, Inc., a Delaware corporation (the "Parent"), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the "Underwriters"), for whom you are acting as Representatives (the "Representatives"), an aggregate of 12,915,000 shares (the "Firm Shares") of the Common Stock, par value $0.01 per share (the "Common Stock"), of Vision Energy, Inc., a Delaware corporation (the "Company"). The respective amounts of the Firm Shares to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. In addition, the Company and the Selling Stockholder propose to grant to the Underwriters an option to purchase up to an additional 1,937,000 shares (the "Option Shares") of Common Stock (of which up to 1,137,000 shares will be sold by the Company and up to 800,000 shares will be sold by the Selling Stockholder) for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are together called the "Shares."



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                  1. Sale and Purchase of the Shares. On the basis of the
representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

                  (a) The Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at a price of $_____ per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter under the column "Number of Firm Shares to Be Purchased" on Schedule I to this Agreement, subject to adjustment in accordance with Section 10 hereof.

                  (b) The Company and the Selling Stockholder grant to the several Underwriters an option to purchase, severally and not jointly, all or any part of the Option Shares at the Initial Price. The respective number of Option Shares to be purchased from the Company and from the Selling Stockholder pursuant to the exercise of such option shall be equal to the total number of Option Shares to be purchased by the Underwriters multiplied by a fraction (adjusted by the Representatives to eliminate fractional shares) (x) the numerator of which is 1,137 (with respect to the Company) or 800 (with respect to the Selling Stockholder), as the case may be, and (y) the denominator of which is 1,937. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractional shares) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and from time to time thereafter within 30 days after the date of this Agreement, in each case upon written, facsimile or telegraphic notice, or verbal or telephonic notice confirmed by written, facsimile or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the aggregate number of Option Shares to be purchased, the respective number of Option Shares to be purchased from the Company and from the Selling Stockholder, and the time and date (if other than the Firm Shares Closing Date) of such purchase.

                  2. Delivery and Payment. Delivery by the Selling Stockholder of the Firm Shares to the Representatives for the respective accounts of the Underwriters, and payment of the purchase price in immediately available funds by wire transfer to the order of the Selling Stockholder for the Firm Shares, against delivery of the respective certificates therefor to the Representatives, shall take place at the offices of Baker Botts L.L.P., 910 Louisiana Street, 3000 One Shell Plaza, Houston, Texas 77002, at 9:00 a.m., New York City time, on the third business day following the date of this Agreement, or at such time on such other date, not later than 10 business days after the date of this Agreement, as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the "Firm Shares Closing Date").


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                  In the event the option with respect to the Option Shares is exercised in whole or in part on one or more occasions, delivery by the Company and the Selling Stockholder of the Option Shares to the Representatives for the respective accounts of the Underwriters and payment of the purchase price thereof in immediately available funds by wire transfer to the Company and the Selling Stockholder, as applicable, shall take place at the offices of Baker Botts L.L.P. specified above at the time and on the date (which may be the same date as, but in no event shall be earlier than, the Firm Shares Closing Date) specified in the notice referred to in Section 1(b) (such time and date of delivery and payment are called the "Option Shares Closing Date"). The Firm Shares Closing Date and the Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."

                  Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section l(b) and shall be made available to the Representatives for checking and packaging, at such place as is designated by the Representatives, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

                  3. Registration Statement and Prospectus; Public Offering. The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission"), a Registration Statement (as hereinafter defined) on Form S-1 (No. 333-90869), including a preliminary prospectus relating to the Shares, and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related Preliminary Prospectus (as hereinafter defined) have heretofore been delivered by the Company to you. The term "Preliminary Prospectus" means any preliminary prospectus (as described in Rule 430 of the Rules) included at any time as a part of the Registration Statement or filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules. The term "Registration Statement" as used in this Agreement means the initial registration statement (including all exhibits, financial schedules and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended at the time and on the date it becomes effective (the "Effective Date"), including the information (if any) deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Rules. If the Company has filed or will file an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Rules (the "462(b) Registration Statement"), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Rules is relied on, the term Prospectus shall also include the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules.


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                  The Company and the Selling Stockholder understand that the
Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company and the Selling Stockholder hereby confirm that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

                  4. Representations and Warranties. The Company, the Parent and the Selling Stockholder hereby, jointly and severally, represent and warrant to each Underwriter as follows:

                  (a) On the Effective Date, the Registration Statement complied, and on the date of the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Prospectus is filed with the Commission and each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the applicable provisions of the Securities Act and the Rules and the Securities Exchange Act of 1934, as amended, and the published rules and regulations adopted by the Commission thereunder (collectively, the "Exchange Act"). The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to above, neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 4(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus. The Company acknowledges that the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus is (i) the second, third and fourth sentences in the fourth paragraph under the caption "Underwriting" in the Prospectus and (ii) the 10th and 12th paragraphs under such caption.


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                  (b) The Registration Statement is effective under the
         Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company's or the Parent's knowledge, threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b). If the Company has elected to rely on Rule 462(b) of the Rules and the 462(b) Registration Statement has not been declared effective, (i) the Company has filed a 462(b) Registration Statement in compliance with and that is effective upon filing pursuant to Rule 462(b) and has received confirmation of its receipt and (ii) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the 462(b) Registration Statement, in compliance with Rule 111 of the Rules, or the Commission has received payment of such filing fee.

                  (c) The financial statements of the Company and DDD Energy (including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly the financial position, the results of operations, the statements of cash flows and the statements of stockholders' equity and the other information purported to be shown therein of the Company and DDD Energy at the respective dates and for the respective periods to which they apply; and such financial statements and related schedules and notes have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made. The summary and selected financial data included in the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified, and the summary and selected financial data have been presented on a basis consistent with the financial statements so set forth in the Prospectus and other financial information. The pro forma financial statements set forth in the Registration Statement and the Prospectus (the "pro forma financial statements") have been prepared in accordance with the applicable accounting requirements of Rule 11-02 of Regulation S-X; the pro forma adjustments reflected in the pro forma financial statements have been properly applied to the historical amounts in the compilation of such statements; and the assumptions used in the preparation of the pro forma financial statements are, in the opinion of the Company, reasonable.

                  (d) Arthur Andersen LLP, whose report is filed with the Commission as a part of the Registration Statement, is and, during the periods covered by such report, was independent public accountants as required by the Securities Act and the Rules.

                  (e) The information on the basis of which the reserve estimates and related information included in the Registration Statement and the Prospectus was prepared by the Company, Forrest A. Garb & Associates, Inc., independent natural gas and oil engineers,



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         Miller & Lentz, Ltd., independent natural gas and oil engineers, or any other person, is true and correct in all material respects.

                  (f) Each of the Company, the Parent and the Selling Stockholder is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Company has no subsidiaries and does not control, directly or indirectly, any corporation, limited liability company, partnership, joint venture, association or other business organization. Immediately prior to the closing on the Firm Shares Closing Date, DDD Energy, Inc. ("DDD Energy") will be a wholly owned subsidiary of the Company and will be duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of the Company and DDD Energy is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify, individually or in the aggregate, would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and DDD Energy, taken as a whole (a "Material Adverse Effect"). Neither the Company nor DDD Energy owns, leases or licenses any asset or property or conducts any business outside the United States of America. Each of the Company and DDD Energy has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the "Permits"), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, as described in the Registration Statement and the Prospectus, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. Each of the Company and DDD Energy has fulfilled and performed all of its obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the Company or DDD Energy thereunder, except where such failure to fulfill or perform or such revocation, termination or impairment would not have a Material Adverse Effect. Except as may be required under the Securities Act and state securities or Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.

                  (g) Each of the Company and DDD Energy owns or possesses adequate and enforceable rights to use all trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") described in the Prospectus as being owned by it necessary for the conduct of its business. Neither the Company nor DDD Energy has received any notice of, nor is aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.



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                  (h) Except as described in the Prospectus, each of the Company and DDD Energy has (i) good and indefeasible title to all its interests in its natural gas and oil properties, and title investigations have been carried out by or on behalf of the Company or DDD Energy in accordance with good practice in the natural gas and oil industry in the areas in which the Company or DDD Energy operates, and (ii) good and indefeasible title to all other real property and marketable title to all other material properties and assets described in the Prospectus as owned by the Company or DDD Energy and valid, subsisting and enforceable leases for all properties and assets, real or personal, described in the Prospectus as leased by the Company or DDD Energy, in each case free and clear of any imperfections of title, security interests, mortgages, pledges liens encumbrances or charges of any kind, other than those described in the Prospectus and those that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (i) There is no litigation or governmental or other proceeding to which the Company, DDD Energy, the Parent or the Selling Stockholder is subject or which is pending or, to their knowledge, threatened, against the Company, DDD Energy, the Parent or the Selling Stockholder, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, affect the consummation of this Agreement or which is required to be disclosed in the Registration Statement and the Prospectus that is not so disclosed.

                  (j) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described therein, (a) there has not been any material adverse change with regard to the assets or properties, business, results of operations or financial condition of the Company or DDD Energy; (b) neither the Company nor DDD Energy has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which would have a Material Adverse Effect; and (c) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as reflected therein, neither the Company nor DDD Energy has (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business,
         (ii) entered into any transaction not in the ordinary course of business or (iii) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock, other than the 81 shares of Common Stock to be repurchased from Horace A. Calvert on the Firm Shares Closing Date.

                  (k) There is no document, contract or other agreement of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration


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         Statement and the Prospectus accurately reflects in all respects the material terms of the underlying document, contract or agreement. Each agreement described in the Registration Statement and the Prospectus or listed in the Exhibits to the Registration Statement is, or will be as of the Firm Shares Closing Date, in full force and effect and is, or will be as of the Firm Shares Closing Date, valid and enforceable by and against the Company, DDD Energy, the Parent and the Selling Stockholder, as the case may be, in accordance with its terms. Neither the Company, DDD Energy, the Parent, the Selling Stockholder nor, to their knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition by the Company or DDD Energy of any other agreement or instrument to which the Company or DDD Energy is a party or by which either of them or their respective assets, properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.

                  (l) Neither the Company nor DDD Energy is in violation of any term or provision of its charter or by-laws or of any franchise, license, Permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

                  (m) Neither the execution, delivery and performance of this Agreement by the Company, the Parent or the Selling Stockholder nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company and the Selling Stockholder of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with, violate or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge, claim, security interest or encumbrance upon any properties or assets of the Company, DDD Energy or the Selling Stockholder pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company, DDD Energy, the Parent or the Selling Stockholder is a party or by which any of them or any of their respective properties or businesses is bound, or any franchise, license, Permit, judgment, decree, order, statute, rule or regulation applicable to the Company, DDD Energy, the Parent or the Selling Stockholder or violate any provision of the charter, by-laws or other governing instruments of the Company, DDD Energy or the Selling Stockholder, except for such consents or waivers which have already been obtained and are in full force and effect.

                  (n) The Company has authorized and outstanding capital stock as set forth in the Registration Statement and the Prospectus under the caption "Capitalization." The


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         certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of them was issued in violation of any preemptive or other similar right. The Shares, when sold by the Selling Stockholder and when issued and sold by the Company pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there are no preemptive or other rights to subscribe for or to purchase or acquire or any restriction upon the voting or transfer of any securities of the Company pursuant to its Certificate of Incorporation or by-laws or any agreement or instrument to or by which the Company is a party or bound. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, exercisable for or exchangeable for stock of the Company. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

                  (o) The Selling Stockholder will have on each Closing Date valid and marketable title to the Shares to be sold by the Selling Stockholder free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, except as otherwise described in the Registration Statement and Prospectus. The Selling Stockholder will have on each Closing Date full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder in the manner provided by this Agreement. Upon delivery of and payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, the several Underwriters will receive valid and marketable title to such Shares free and clear of any lien, claim, security interest or other encumbrance.

                  (p) Except with respect to the Shares to be sold by the Selling Stockholder, no holder of any security of the Company has the right to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder during the period ending 180 days after the date of this Agreement. Each stockholder, director (including nominees) and executive officer of the Company has delivered to the Representatives his enforceable written lock-up agreement in the form attached to this Agreement ("Lock-Up Agreement").

                  (q) All necessary corporate action has been duly and validly taken by the Company, the Parent and the Selling Stockholder to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company and the Selling Stockholder. This Agreement has been duly and validly authorized, executed and delivered by the Company, the Parent and the Selling Stockholder and constitutes the legal, valid and binding obligation of the Company, the Parent and the Selling Stockholder



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         enforceable against the Company, the Parent and the Selling Stockholder in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. The Lock-Up Agreement to which the Selling Stockholder is a party has been duly and validly authorized, executed and delivered by the Selling Stockholder and constitutes the legal, valid and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  (r) Neither the Company nor DDD Energy is involved in any labor dispute nor, to the knowledge of the Company or the Parent, is any such dispute threatened, which dispute would have a Material Adverse Effect. Neither the Company nor the Parent is aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers or contractors of the Company or DDD Energy which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.

                  (s) No transaction has occurred between or among the Company and any of its officers or directors or five percent stockholders or any affiliate or affiliates of any such officer or director or five percent stockholder that is required to be described in and is not described in the Registration Statement and the Prospectus.

                  (t) Neither the Company, the Parent nor the Selling Stockholder has taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

                  (u) Each of the Company and DDD Energy has filed all Federal, state and local tax returns which are required to be filed through the date hereof, or has received extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending that if adversely determined would have a Material Adverse Effect, nor are there any material proposed additional tax assessments against the Company or DDD Energy.

                  (v) The Shares have been duly authorized for quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System, subject to official notice of issuance. A registration statement has been filed on Form 8-A



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

         pursuant to Section 12 of the Exchange Act, which registration statement complies in all material respects with the Exchange Act.

                  (w) Each of the Company and DDD Energy has complied with all of the requirements and filed the required forms, if any, as specified in Florida Statutes Section 517.075.

                  (x) The books, records and accounts of each of the Company and DDD Energy accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company or DDD Energy, as the case may be. Each of the Company and DDD Energy maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability,
         (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (y) Each of the Company and DDD Energy is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as it believes are customary in the businesses in which it is engaged or proposes to engage after giving effect to the transactions described in the Prospectus; all policies of insurance and fidelity or surety bonds insuring the Company, DDD Energy or their respective businesses, assets, employees, officers and directors are in full force and effect; each of the Company and DDD Energy is in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor the Parent has reason to believe that the Company or DDD Energy will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Neither the Company nor DDD Energy has been denied any insurance coverage which it has sought or for which it has applied.

                  (z) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company, the Parent or the Selling Stockholder of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company, the Parent or the Selling Stockholder (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                  (aa) There are no affiliations with the NASD among the Company's officers or directors or any five percent or greater stockholder of the Company, or any affiliate thereof, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representatives.

                  (bb) (i) Each of the Company and DDD Energy is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Law") which are applicable to its business, except for any noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect; (ii) neither the Company nor DDD Energy has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws;
         (iii) each of the Company and DDD Energy has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval, except for any failure to obtain such licenses, permits or other approvals or any noncompliance with the terms thereof that, individually or in the aggregate, would not have a Material Adverse Effect; (iv) to the Company's knowledge, no facts currently exist that will require the Company to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or DDD Energy has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended ("CERCLA"), or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor DDD Energy has been named as a "potentially responsible party" under CERCLA.

                  (cc) To the best knowledge of the Company and DDD Energy, the operators of their mineral properties periodically review, in the ordinary course of their business, the effect of Environmental Laws on their respective businesses, operations and properties, in the course of which such operators identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). Neither the Company nor DDD Energy has received any notification from such operators with respect to or is otherwise aware of any such associated costs and liabilities that would, individually or in the aggregate, have a Material Adverse Effect.

                  (dd) The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (ee) The Company, DDD Energy or any other person associated with or acting on behalf of the Company or DDD Energy, including, without limitation, any director, officer, agent or employee of the Company or DDD Energy, has not, directly or indirectly, while acting on behalf of the Company or DDD Energy (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

                  (ff) Each of the Company and DDD Energy has reviewed its operations to evaluate the extent to which its business or operations have been affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications do not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, each of the Company and the Parent has no reason to believe, and does not believe, that the Year 2000 Problem has had or will have a Material Adverse Effect, or has resulted or will result in any material loss or interference with the business or operations of the Company or DDD Energy.

                  5. Conditions of the Underwriters' Obligations. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

                  (a) Notification that the Registration Statement has become effective shall have been received by the Representatives, and the Prospectus shall have been timely filed with the Commission in accordance with Section 6(a) of this Agreement.

                  (b) No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representatives.

                  (c) The representations and warranties of the Company, the Parent and the Selling Stockholder contained in this Agreement and in the certificates delivered pursuant to Sections 5(d) and 5(e) shall be true and correct when made and on and as of each Closing Date as if made on such date. The Company, the Parent and the Selling Stockholder shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

                  (d) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive or chief operating officer and the chief financial or chief accounting officer of the Company to the effect that (i) the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement, (ii) the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date, (iii) the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date, and (iv) no stop order preventing or suspending the effectiveness of the Registration Statement has been issued and, to the best of their knowledge, no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act.

                  (e) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of each of the Selling Stockholder and the Parent, to the effect that (i) the Selling Stockholder or the Parent, as the case may be, has carefully examined the Registration Statement, the Prospectus and this Agreement, (ii) the representations and warranties of the Selling Stockholder or the Parent, as the case may be, in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and (iii) the Selling Stockholder or the Parent, as the case may be, has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date.

                  (f) The Representatives shall have received, at the time this Agreement is executed and on each Closing Date, a signed letter from Arthur Andersen LLP addressed to the Representatives and dated the date of this Agreement and each such Closing Date, respectively, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Rules, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

                           (i) in their opinion the audited financial statements
                  and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules;

                           (ii) on the basis of a reading of the amounts
                  included in the Registration Statement and the Prospectus under the headings "Summary Historical and Pro Forma Financial Information" and "Selected Financial Data," carrying out certain procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the stockholders and directors of the Company and DDD Energy, and inquiries of certain officials of the Company and DDD Energy who have responsibility for financial and accounting matters of the Company and DDD Energy as to transactions and events subsequent to the date of the latest audited financial statements, except as disclosed in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

                                    (A) the amounts in "Summary Historical and
                           Pro Forma Financial Information" and "Selected Financial Data" included in the Registration Statement and the Prospectus do not agree with the corresponding amounts in the audited and unaudited financial statements from which such amounts were derived;

                                    (B) with respect to the Company, there were,
                           at a specified date not more than three business days prior to the date of the letter, any increases in the liabilities of the Company or any decreases in the stockholders' equity in the Company, as compared with the amounts shown on the Company's balance sheet as of November 8, 1999 included in the Registration Statement;

                                    (C) with respect to DDD Energy, there were,
                           at a specified date not more than three business days prior to the date of the letter, any increases in the current liabilities and long-term liabilities of DDD Energy or any decreases in working capital or the stockholders' equity in DDD Energy, as compared with the amounts shown on DDD Energy's balance sheet as of the nine months ended September 30, 1999 included in the Registration Statement or, during the period from September 30, 1999 to a specified date not more than three business days prior to the date of the letter, there were any decreases, as compared to the corresponding period in the previous year, in revenue or net income of DDD Energy;

                           (iii) they have performed certain other procedures as
                  may be permitted under generally acceptable auditing standards as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and DDD Energy) set forth in the Registration Statement and the Prospectus and reasonably specified by the Representatives agrees with the accounting records of the Company and DDD Energy; and

                           (iv) based upon the procedures set forth in clauses
                  (ii) and (iii) above and a reading of the amounts included in the Registration Statement under the headings "Summary Historical and Pro Forma Financial Information" and "Selected Financial Data" included in the Registration Statement and Prospectus and a reading of the financial statements from which certain of such data were derived, nothing has come to their attention that gives them reason to believe that the "Summary Historical and Pro Forma Financial Information" and "Selected Financial Data" included in the Registration Statement and Prospectus do not comply as to the form in all material respects with the applicable accounting requirements of the Securities Act and the Rules or that the information set forth therein is not fairly stated in relation to the financial statements included in the Registration Statement or Prospectus from which certain of such data were derived are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and Prospectus.

                  References to the Registration Statement and the Prospectus in this paragraph (f) are to such documents as amended and supplemented at the date of the letter.

                  (g) The Representatives shall have received on each Closing Date from Gardere Wynne Sewell & Riggs, L.L.P., counsel for the Company, the Parent and the Selling Stockholder, an opinion, addressed to the Representatives and dated such Closing Date, and stating in effect that:

                           (i) Each of the Company, DDD Energy and the Parent is
                  duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Selling Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. To the best of such counsel's knowledge, the Company has no subsidiaries other than DDD Energy and does not control, directly or indirectly, any corporation, limited liability company, partnership, joint venture, association or other business organization other than DDD Energy. Each of the Company and DDD Energy is duly qualified to do business and is in good standing as a foreign corporation in the State of Texas and, to such counsel's knowledge, in each other jurisdiction in which the nature of the business conducted by it or the location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect.

                           (ii) Each of the Company and DDD Energy has all
                  requisite corporate power and authority to own, lease and license its assets and properties and conduct its business as described in the Registration Statement and the Prospectus and, with respect to the Company, to enter into, deliver and perform this Agreement and to issue and sell the Shares to be sold by it.

                           (iii) The Company has authorized and outstanding
                  capital stock as set forth in the Registration Statement and the Prospectus under the caption "Capitalization." The certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and, to the best knowledge of such counsel, none of them were issued in violation of any preemptive or similar contractual right of any stockholder of the Company by reason of any agreement to which the Company is a party. The Shares, when sold by the Selling Stockholder and when issued and sold by the Company and paid for by the Underwriters pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and, to the best knowledge of such counsel, none of them will have been issued in violation of any preemptive or similar contractual right of any stockholder of the Company by reason of any agreement to which the Company is a party. To the best of such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there are no preemptive or other rights to subscribe for or to purchase or acquire or any restriction upon the voting or transfer of any securities of the Company pursuant to the Company's Certificate of Incorporation or by-laws or any agreement or other instrument to which the Company is a party or by which it is bound. To the best of such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, exercisable for, or exchangeable for stock of the Company.

                           (iv) The execution and delivery of this Agreement
                  have been duly authorized by all necessary corporate action on the part of the Company, the Parent and the Selling Stockholder. This Agreement has been duly and validly authorized, executed and delivered by the Company, the Parent and the Selling Stockholder.

                           (v) The execution, delivery and performance by the
                  Company, the Parent and the Selling Stockholder of this Agreement and the sale by the Selling Stockholder, and the issuance and sale by the Company, of the Shares will not (i) violate the Company's, the Parent's, DDD Energy's or the Selling Stockholder's charter or bylaws, (ii) conflict with, constitute a breach of any of the terms or provisions of, or a default under, or require consent or waiver under, any indenture, loan agreement, mortgage, lease or other agreement or instrument of which such counsel has knowledge and to which the Company, the Parent, DDD Energy or the Selling Stockholder is a party or by which they or their respective property is bound, or (iii) violate or conflict with any applicable law or any rule or regulation, or to such counsel's knowledge, any judgment, order or decree, in each case of any court or any governmental body or agency having jurisdiction over the Company, the Parent, DDD Energy or the Selling Stockholder or their respective property.

                           (vi) All of the Selling Stockholder's rights in the
                  Shares to be sold by the Selling Stockholder pursuant to this Agreement have been transferred to the Underwriters who have severally purchased such Shares pursuant to this Agreement, free and clear of any lien, claim, security interest or other encumbrance.

                           (vii) No consent, approval, authorization or order of
                  any court or governmental agency or regulatory body is required for the execution, delivery or performance of this Agreement by the Company, the Parent or the Selling Stockholder or the consummation of the transactions contemplated hereby, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the several Underwriters.

                           (viii) To the best of such counsel's knowledge, there
                  is no litigation or governmental or other proceeding to which the Company, DDD Energy, the Parent or the Selling Stockholder is subject, or which is pending or threatened against, the Company, DDD Energy, the Parent or the Selling Stockholder, which affect the consummation of this Agreement or is required to be disclosed in the Registration Statement and the Prospectus that is not so disclosed.

                           (ix) The statements in the Prospectus under the
                  captions "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources--[Credit Facility]," "Business--Regulation,"
                  "Management--Employment Agreements," "Management--1999 Stock Incentive Plan," "Arrangements with Seitel," "Certain Transactions," "Description of Capital Stock" and "Shares Eligible for Future Sale," insofar as such statements constitute a summary of documents referred to therein or matters of law, are fair summaries of such documents and matters. To the best of such counsel's knowledge, accurate copies of all contracts and other documents required to be filed as exhibits to, or described in, the Registration Statement have been so filed with the Commission or are fairly described in the Registration Statement, as the case may be.

                           (x) The Registration Statement, all preliminary
                  prospectuses and the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other financial, statistical and reserve data included therein, as to which such counsel expresses no opinion) appeared on its face to comply as to form in all material respects with the requirements of the Securities Act and the Rules.

                           (xi) The Registration Statement is effective under
                  the Securities Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened or pending under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been made in the manner and within the time period required by such Rule 424(b).

                           (xii) The capital stock of the Company conforms in
                  all material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock."

                  To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company, the Parent and the Selling Stockholder and public officials and on the opinions of other counsel satisfactory to the Representatives as to matters which are governed by laws other than the laws of the States of New York and Texas, the General Corporation Law of the State of Delaware and the Federal laws of the United States; provided that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Representatives and counsel for the Underwriters.

                  In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Representatives and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time it became effective (except with respect to the financial statements and notes and schedules thereto and other financial, statistical and reserve data, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements, notes and schedules thereto and other financial, statistical and reserve data, as to which such counsel need make no statement) on the date thereof and on the Closing Date contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (h) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and their counsel, and the Underwriters shall have received from Baker Botts L.L.P. a favorable opinion, addressed to the Representatives and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Baker Botts L.L.P. such documents as they may request for the purpose of enabling them to pass upon such matters.

                  (i) The Company shall have received on or prior to the Firm Shares Closing Date from Arthur Andersen LLP an opinion, in form and substance reasonably satisfactory to the Representatives, stating in effect that pursuant to the Internal Revenue Code of 1986, as amended, and the regulations and rules published thereunder, the Company should have a tax basis in its assets equal to the purchase price paid by the Company therefor pursuant to the Stock Transfer and Separation Agreement to be executed and delivered by the Company, the Parent and the Selling Stockholder as of the Firm Shares Closing Date.

                  (j) The Representatives shall have received from Forrest A. Garb & Associates, Inc., independent natural gas and oil engineers, a letter or letters dated the date of this Agreement and of each Closing Date, respectively, in form and substance satisfactory to the Representatives, each stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which information regarding the natural gas and oil reserves and future net cash flows is given in the Prospectus, as of the date not more than three days prior to the date of such letter), the conclusions and findings of such firm with respect to the natural gas and oil reserves of the Company and such other matters as the Representatives reasonably may request.

                  (k) If the Shares have been qualified for sale in Florida, the Representatives shall have received on each Closing Date certificates, addressed to the Representatives, and dated such Closing Date, of an executive officer of the Company, to the effect that the signer of such certificate has reviewed and understands the provisions of Section
         517.075 of the Florida Statutes, and represents that the Company has complied, and at all times will comply, with all provisions of Section
         517.075 and further, that as of such Closing Date, neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.

                  (l) The Representatives shall have received copies of the Lock-up Agreements executed by each entity or person described in
         Section 4(p).

                  (m) The transactions contemplated to occur before the closing on the Firm Shares Closing Date pursuant to the Stock Transfer and Separation Agreement among the Parent, the Selling Stockholder and the Company (the "Separation Agreement") as described in the Prospectus under the caption "Arrangements with Seitel" shall have occurred, and the Sublease, Registration Rights Agreement, Tax Indemnity Agreement, Employee Benefits Allocation Agreement and Administrative Services Agreement (each as defined in the Separation Agreement) entered into pursuant to the Separation Agreement shall be in substantially the forms included as Exhibits to the Registration Statement and as described in the Prospectus.

                  (n) The Company, the Parent and the Selling Stockholder shall have furnished or caused to be furnished to the Representatives such further certificates or documents as the Representatives shall have reasonably requested.

                  6. Covenants of the Company. (a) The Company covenants and agrees as follows:

                  (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act.

                  (ii) The Company shall promptly advise the Representatives in writing (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives a copy thereof for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (iii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 6(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

                  (iv) The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earning statement (which need not be audited) of the Company, covering such

         12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

                  (v) The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

                  (vi) The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

                  (vii) Without the prior written consent of CIBC World Markets Corp., for a period of 180 days after the date of this Agreement, the Company and each of its individual directors (including nominees) and executive officers shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement, the issuance by the Company of warrants to purchase shares granted to executives of the Company (the "Warrants"), and shares upon exercise thereof, as described in the Registration Statement and the Prospectus and the issuance of shares pursuant to the Company's 1999 Stock Incentive Plan (the "Plan") as described in the Registration Statement and the Prospectus. In the event that during this period, (i) any shares are issued pursuant to the Warrants or the Plan that are exercisable during such 180-day period or (ii) any registration is effected on Form S-8 or on any successor form relating to shares that are exercisable during such 180-day period, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 180 days after the date of this Agreement, such person will not, without the prior written consent of CIBC World Markets Corp., offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for any shares of Common Stock) owned by such person.

                  (viii) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).

                  (ix) The Company shall file timely and accurate reports in accordance with the provisions of Florida Statutes Section 517.075, or any successor provision, and any regulation promulgated thereunder, if at any time after the Effective Date, the Company or any of its affiliates commences engaging in business with the government of Cuba or any person or affiliate located in Cuba.

                  (x) The Company will apply the net proceeds from the offering of the Shares in the manner set forth under "Use of Proceeds" in the Prospectus.

                  (b) The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company, the Parent and the Selling Stockholder under this Agreement, including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement, including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 6(a)(vi), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the NASD in connection with its review of the terms of the public offering and reasonable fees and disbursements of counsel for the Underwriters in connection with such review; (vi) inclusion of the Shares for quotation on the Nasdaq National Market; and (vii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters. Subject to the provisions of Section 9, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

                  7. Indemnification. (a) The Company, the Parent and the Selling Stockholder agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section

20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, (B) in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a "Blue Sky Application") or (C) in any materials or information provided to investors by, or with the approval of, the Company or the Parent in connection with the marketing of the offering of the Shares ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company or the Parent (whether in person or electronically), or in any such case arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) in whole or in part upon any breach of the representations and warranties set forth in Section 4 hereof, or (iii) in whole or in part upon any failure of the Company, the Parent or the Selling Stockholder to perform any of their respective obligations hereunder or under law; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement thereto, or in any Blue Sky Application or Marketing Materials, in reliance upon and in conformity with information furnished in writing by the Representatives on behalf of any Underwriter specifically for use therein. The Company, the Parent and the Selling Stockholder acknowledge that the only information furnished in writing by the Representatives on behalf of the several Underwriters for use in the Registration Statement or the Prospectus or in any Blue Sky Application or Marketing Materials is (i) the second, third and fourth sentences in the fourth paragraph under the caption "Underwriting" in the Prospectus and (ii) the 10th and 12th paragraphs under such caption. This indemnity agreement will be in addition to any liability which the Company, the Parent and the Selling Stockholder may otherwise have.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Parent, the Selling Stockholder and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company, the Parent and the Selling Stockholder to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, or in any Blue Sky Application or

Marketing Materials, in reliance upon and in conformity with information furnished in writing by the Representatives on behalf of any Underwriter for use therein; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof), the Parent or the Selling Stockholder shall be limited to the net proceeds received from such Underwriter.

                  (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 7(a) or 7(b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related to the extent such indemnifying party is prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

                  8. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 7(a) or 7(b) is due in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, the Parent and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, the Parent and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Parent, the Selling Stockholder and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company or the Selling Stockholder, as set forth in the table on the cover page of the Prospectus, bear to (y) the underwriting discounts received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Parent and the Selling Stockholder or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company, the Parent and the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Parent, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder; and (ii) the Company, the Parent and the Selling Stockholder shall be liable and responsible for any amount in excess of such underwriting discount; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this
Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter's obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

                  9. Termination. This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representatives by notifying the Company and the Selling Stockholder at any time:

                  (a) in the absolute discretion of the Representatives at or before any Closing Date: (i) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representatives will in the future materially disrupt, the securities markets; (ii) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable to proceed with the offering; (iii) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares;
         (iv) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq National Market has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the NASD or any other governmental or regulatory authority; (v) if a banking moratorium has been declared by any state or Federal authority; or (vi) if, in the judgment of the Representatives, there has occurred a Material Adverse Effect, or

                  (b) at or before any Closing Date, that any of the conditions specified in Section 5 shall not have been fulfilled when and as required by this Agreement.

                  If this Agreement is terminated pursuant to any of its provisions, neither the Company, the Parent nor the Selling Stockholder shall be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, the Parent or the Selling Stockholder, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company, the Parent or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, the Selling Stockholder or to the other Underwriters for damages occasioned by its failure or refusal.

                  10. Substitution of Underwriters. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 9) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representatives may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representatives, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date:

                  (a) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 11 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or

                  (b) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to one additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representatives to purchase such Shares upon the terms set forth in this Agreement.

                  In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representatives and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters or the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company or the Selling Stockholder and without liability on the part of the Company, except in both cases as provided in Sections 6(b), 7, 8 and 9. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

                  11. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Parent, of the Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, the Parent or the Selling Stockholder or any of the officers, directors or controlling persons referred to in Sections 7 and 8 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 6(b), 7, 8 and 9 shall survive the termination or cancellation of this Agreement.

                  This Agreement has been and is made for the benefit of the Underwriters, the Company, the Parent and the Selling Stockholder and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

                  All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o CIBC World Markets Corp., One World Financial Center, New York, New York 10281, Attention: __________, with a copy to Baker Botts L.L.P., 910 Louisiana Street, 3000 One Shell Plaza, Houston, Texas 77002, Attention: R. Joel Swanson, and (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement with a copy to Gardere Wynne Sewell & Riggs, L.L.P., 1000 Louisiana Street, Suite 3400, Houston, Texas 77002, Attention: W. Mark Young, and (c) if to the Parent or the Selling Stockholder to Seitel, Inc., 50 Briar Hollow Lane, 7th Floor, West Building, Houston, Texas 77027, Attention: Debra D. Valice, with a copy to Gardere Wynne Sewell & Riggs, L.L.P., 1000 Louisiana Street, Suite 3400, Houston, Texas 77002, Attention: W. Mark Young.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

                  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement among us.

                                              Very truly yours,

                                              VISION ENERGY, INC.


                                              By:
                                                 -------------------------------
                                                  Name:
                                                  Title:

                                              SEITEL, INC.


                                              By:
                                                 -------------------------------
                                                  Name:
                                                  Title:

                                              VISION HOLDINGS LLC


                                              By:
                                                 -------------------------------
                                                  Name:
                                                  Title:


Confirmed:

CIBC WORLD MARKETS CORP.
A.G. EDWARDS & SONS, INC.
SOUTHCOAST CAPITAL L.L.C.

Acting severally on behalf of itself and as representative of the several Underwriters named in Schedule I annexed hereto.

By: CIBC WORLD MARKETS CORP.


By:
   ------------------------
    Name:
    Title:

                                   SCHEDULE I



                                                                  Number of Firm
                                                                     Shares to
Name                                                               Be Purchased
----                                                               ------------

CIBC World Markets Corp.........................................

A.G. Edwards & Sons, Inc........................................

Southcoast Capital L.L.C........................................


                                                                   -------------
         Total..................................................     12,915,000
                                                                   =============




                                       I-1